Global Seed Corporation acquired copyrighted materials for Motion Picture Production.

Houston, Texas -- (Market wired) -- 03/07/2017 -- Global Seed Corporation; (ticker symbol: GLBD).We are a publicly traded company currently quoted at www.otcmarkets.com.

We have acquired copyrighted materials for motion picture production on March 6, 2017. Our Chief Executive Officer, Su Zhi Da comments, " Our business strategies to enter into production of motion pictures is an important milestone ". " We are looking for well known directors, actors and actresses to join our teams for motion picture production."

About Global Seed Corporation

Our business model recently expanded to motion picture productions within United States and abroad. We intend to maximize shareholders' values by developing popular themes for motion picture production.

Additional Information.

Global Seed Corporation files reports with the Securities & Exchange Commission on EDGAR and anticipates continuing to file such reports. The Company's filings can be viewed at www.sec.gov.

Cautionary Language Concerning Forward-Looking Statements

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 Investor Relations Contact:

E-mail: zhidasu726@yahoo.com

Source: Global Seed Corporation